                      [MARSHALL HILL CASSAS and de LIPKAU]


                                                                     Exhibit 5.1


                                August 15, 1997


AMCORE Financial, Inc.
501 Seventh Street
Rockford, Illinois  61104

                        Re:   AMCORE Financial, Inc.
                              Registration Statement on Form S-8
                              ----------------------------------

Gentlemen:

                 We are acting as special counsel to AMCORE Financial, Inc., a Nevada corporation (the "Registrant"), in connection with the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Registrant with the Securities and Exchange Commission (the "Commission") on August 15, 1997. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 22,775 shares (the "Shares") of Common Stock, par value $.33 per share, which may be issued from time to time pursuant to the Country Bank Shares Corporation 1995 Non-Qualified Stock Option Agreements (the "Option Agreements").

                 This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of

                        (i)    the Amended and Restated Articles of
Incorporation of the Registrant, as amended May 1, 1990,

                        (ii) the By-laws of the Registrant as presently in effect,

                        (iii) certain resolutions of the Board of Directors of the Registrant relating to the adoption of the Option Agreements and the issuance of the Shares,

AMCORE Financial, Inc.
August 15, 1997
Page 2



                        (iv)   The Option Agreements,

                        (v) the Amended and Restated Agreement and Plan of Merger between AMCORE Financial, Inc. and Country Bank Shares Corporation providing for the assumption of the Option Agreements,

                        (v)    the Registration Statement, and

                        (vi) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the Registration Statement and statements and representations of officers and other representatives of the Registrant and others.

                 Members of our firm are admitted to the practice of law in the State of Nevada, and we express no opinion as to the laws of any other jurisdiction.

                 Based upon and subject to the foregoing, we are of the opinion that, under Nevada law, when (i) the Registration Statement becomes effective,
(ii) the Shares are issued pursuant to the terms of the 1995 Option Agreements and (iii) certificates representing the Shares are duly executed, countersigned, registered and delivered, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

                 This opinion is limited to matters governed by the laws of the State of Nevada, excluding any Nevada State "blue sky" laws. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.

                               Very truly yours,


                                       MARSHALL HILL CASSAS & DE LIPKAU



                                       By /s/ John P. Fowler
                                          -----------------------
                                          John P. Fowler